United states

Securities and exchange commission

WashingTON, d.c., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) April 27, 2018 (April 27, 2018)

ICTV BRANDS INC.

Exact name of registrant as specified in its charter)

Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.02 Termination of a Material Definitive Agreement.

As previously reported, on March 6, 2018, ICTV Brands Inc. (the “Company”) and its subsidiaries ICTV Brands UK Limited, Inc., a UK corporation (“ICTV UK”), ICTV Brands HK Limited, a Hong Kong corporation (“ICTV HK”) and ICTV Brands Israel Ltd., an Israeli corporation (“ICTV Israel” and collectively with the Company, ICTV UK and ICTV HK, the “Sellers”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), with Therma Bright Inc., a British Columbia corporation (“Therma Bright”), pursuant to which Therma Bright agreed to acquire certain assets relating to the Sellers’ ClearTouch nail phototherapy device and no!no! skin phototherapy device, excluding, with some exception, any liabilities relating thereto, and excluding any rights to the trademark or name “no!no!” or “no!no!skin, for a purchase price of $2,250,000, subject to certain closing adjustments.

As previously reported, in connection with the Asset Purchase Agreement, the Company and Therma Bright entered into a Transition Services Agreement, a Patent and Trademark Pledge Agreement and Sales Representative Agreement, each dated March 6, 2018.

On April 27, 2018, the Company delivered to Therma Bright written notice of termination of each of the Asset Purchase Agreement, the Transition Services Agreement, the Patent and Trademark Pledge Agreement and the Sales Representative Agreement, in each case, pursuant to the terms therein and effective April 27, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV Brands Inc.

By:	/s/ Kelvin Claney
Kelvin Claney
Chief Executive Officer

Date: April 27, 2018